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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

ARCADIA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	•	Title of each class of securities to which transaction applies:

	•	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

202 Cousteau Place, Suite 105

Davis, CA 95618

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Monday, June 3, 2019

Dear Stockholders of Arcadia Biosciences, Inc.:

We are pleased to invite you to attend our 2019 Annual Meeting of Stockholders to be held on Monday, June 3, 2019 at 1:00 p.m. Pacific Time at the Hyatt Regency, 1333 Bayshore Highway, Burlingame, California 94010 (the “Annual Meeting”). At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect three (3) Class I directors;
•

To approve an amendment to the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”) to (i) increase the number of shares of common stock that may be issued under the 2015 Plan by 120,000 shares, (ii) eliminate the fixed share cap included in the evergreen provision and (iii) make certain other changes to the 2015 Plan as described in the Proxy Statement;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2019; and
•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 8, 2019 as the record date for the Annual Meeting. Stockholders of record as of April 8, 2019 may vote at the Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, proxy statement, and form of proxy are being made available on or about April 18, 2019.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

Matthew T. Plavan

President, Arcadia Specialty Genomics,

Chief Financial Officer & Corporate

Secretary

Davis, California

April 18, 2019

Whether or not you expect to participate in the Annual Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on June 3, 2019: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, is available at the following website: www.proxyvote.com.

ii

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Monday, June 3, 2019

iii

ARCADIA BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on Monday, June 3, 2019

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2019 annual meeting of stockholders of Arcadia Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Monday, June 3, 2019 at 1:00 p.m. Pacific Time at the Hyatt Regency, 1333 Bayshore Highway, Burlingame, California 94010. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “Arcadia” refer to Arcadia Biosciences, Inc.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about April 18, 2019 to all stockholders entitled to vote at the Annual Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is included in the proxy materials?
A:

The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on April 1, 2019 (the “Annual Report”). These materials were first made available to you via the Internet on or about April 18, 2019. Our principal executive offices are located at 202 Cousteau Place, Suite 105, Davis, CA 95618, and our telephone number is (530) 756-7077. We maintain a website at www.arcadiabio.com. The information on our website is not a part of this Proxy Statement.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 18, 2019 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q:	What items will be voted on at the Annual Meeting?
A:	Stockholders will vote on the following items at the Annual Meeting:
•	to elect Rajendra Ketkar, Kevin Comcowich, and Albert D. Bolles as Class I directors;
•

to approve an amendment to the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”) to (i) increase the number of shares of common stock that may be issued under the 2015 Plan by 120,000 shares, (ii) eliminate the fixed share cap included in the evergreen provision and (iii) make certain other changes to the 2015 Plan as described in the Proxy Statement;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2019; and
•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.
Q:	How does the Board of Directors recommend I vote on these proposals?
A:	The Board recommends a vote:
•	FOR the election of Rajendra Ketkar, Kevin Comcowich, and Albert D. Bolles as Class I directors; and
•

FOR The amendment to the 2015 Plan to (i) increase the number of shares of common stock that may be issued under the 2015 Plan by 120,000 shares, (ii) eliminate the fixed share cap included in the evergreen provision and (iii) make certain other changes to the 2015 Plan as described in the Proxy Statement.

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2019.
Q:	Who may vote at the Annual Meeting?
A:

Stockholders of record as of the close of business on April 8, 2019 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 4,777,419 shares of Arcadia’s common stock issued and outstanding, held by 38 holders of record. Each share of Arcadia’s common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve each of the proposals?
A:

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors.

Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The approval of the amendment to the 2015 Plan to (i) increase the number of shares of common stock that may be issued under the 2015 Plan by 120,000 shares, (ii) eliminate the fixed share cap included in the evergreen provision and (iii) make certain other changes to the 2015 Plan as described in the Proxy Statement requires an affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal.

A summary of the voting provisions provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What items will be voted on at the Annual Meeting?” is as follows:

Proposal No.	Vote	Board Voting Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
2	Amendment to the 2015 Plan	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	No impact
3	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:

At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	If I am a stockholder of record, how do I vote?
A:	If you are a stockholder of record, there are four ways to vote:
•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by June 2, 2019.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 2, 2019.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:

If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•

In person . If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet . You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Telephone . You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Mail . You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.
Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Arcadia.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors or on the proposal to amend the 2015 Plan, which are “non-routine” matters, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Arcadia’s Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Can I attend the meeting in person?
A:

You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of April 8, 2019, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	If I submit a proxy, how will it be voted?
A:

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	How are proxies solicited for the Annual Meeting?
A:

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?
A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Arcadia stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Arcadia that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 or (3) contact our Investor Relations department by email at ir@arcadiabio.com or by telephone at (530) 750-7191. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my shares or need to change my mailing address?
A:

You may contact our transfer agent, AST, by telephone at (800) 937-5449 (U.S.) or (718) 921-8124 (outside the U.S.), or by email at help@astfinancial.com, if you have questions about your Arcadia shares or need to change your mailing address.

Q:	Who will tabulate the votes?
A:	An affiliate of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?
A:

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Arcadia’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 Annual Meeting of Stockholders, the Corporate Secretary of Arcadia must receive the written proposal at our principal executive offices no later than December 20, 2019. If we hold our 2020 Annual Meeting of Stockholders more than 30 days before or after June 3, 2020 (the one-year anniversary date of the 2019 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Arcadia Biosciences, Inc.

Attn: Corporate Secretary

202 Cousteau Place, Suite 105

Davis, CA 95618

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder (i) who is a stockholder of record at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and (ii) who has timely complied in proper written form with the notice procedures set forth in our bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our bylaws and applicable law. To be timely for our 2020 Annual Meeting of Stockholders, the Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 4, 2020, and
•	not later than the close of business on March 5, 2020.

If we hold our 2020 Annual Meeting of Stockholders more than 30 days before or after June 3, 2020 (the one-year anniversary date of the 2019Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the Corporate Secretary at our principal executive offices not later than the close of business on the later of:

•	the 90th day prior to such annual meeting, and
•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)

As to each matter of business the stockholder intends to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made,

(B)

As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the business is proposed (each, a “party”), (1) the name and address of each such party; (2) the class, series and number of shares of capital stock of the Company which are owned, directly or indirectly, beneficially and of record by each such party, (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (5) any short interest in any security of the Company held by each such party (a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (6) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (7) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (8) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date) (these preceding eight requirements, collectively referred to as the “Notice Requirements”).

Nomination of Director Candidates: A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 202 Cousteau Place, Suite 105, Davis, CA 95618. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

In addition, our bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record at the time the stockholder provides proper written notice of the proposed nomination. Nominations by eligible stockholders must also be in proper written form in compliance with our bylaws as summarized below. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)

As to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

(B)	As to each party on whose behalf the nomination is made, the Notice Requirements as described on pages 7 and 8 of this Proxy Statement.

Availability of Bylaws: A copy of our bylaws is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.” You may also contact the Corporate Secretary at the address given above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws, and not the foregoing summary, together with applicable law, control stockholder actions and nominations relating to our annual meetings.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers, directors, and director nominees (ages as of April 8, 2019):

Name	Age	Position
Rajendra Ketkar	64	President, Chief Executive Officer, and Director
Matthew T. Plavan	55	President, Arcadia Specialty Genomics and Chief Financial Officer
Sarah Reiter	47	Chief Commercial Officer
Kevin Comcowich	50	Chair of the Board of Directors
Albert D. Bolles, Ph.D.	61	Director
Eric J. Rey	63	Director
Lilian Shackelford Murray	60	Director
Gregory D. Waller	69	Director
Amy Yoder	52	Director

Non-Director Executive Officers

Matthew T. Plavan was appointed President of the Company’s new strategic business unit, Arcadia Specialty Genomics, in February 2019 and has served as our Chief Financial Officer since September 2016. Mr. Plavan brings over 30 years of financial and executive leadership experience to the Company in the areas of business operations, fiscal management and strategy, commercial partnering, M&A and integration activities, and public and private equity fundraising. Mr. Plavan served in multiple executive capacities, including CFO, COO, CEO, and board member with Cesca Therapeutics, Inc., a company engaged in research, development and commercialization of autologous cell-based therapeutics, from 2005 until 2015. Prior to that, Mr. Plavan held CFO positions with venture and private equity-backed technology companies, including StrionAir, Inc. from 2002 to 2005, and InPhonic, Inc. (formerly Reason Inc.) from 2000 to 2002. Mr. Plavan also held executive finance positions with McKesson Corporation from 1993 to 2000 and audit and advisory management positions with Ernst & Young from 1987 to 1993. Mr. Plavan is a California certified public accountant and earned a Bachelor of Arts degree in business economics from the University of California, Santa Barbara.

Sarah Reiter joined the Company as our Chief Commercial Officer in March 2018. She has more than 20 years of experience in agriculture with a strong focus on crop protection and sustainability.  Prior to joining Arcadia, Ms. Reiter was the USA Country Head for STK Bio-ag Technologies and Global Product Manager for Biologics for Bayer CropScience.  She previously served in senior positions with Bayer CropScience, Syngenta and AgraQuest.  Mrs. Reiter holds a bachelor’s degree in English from the University of California, Davis and a master’s certificate in business administration from the Villanova School of Business.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Nominees for Director

Rajendra Ketkar has served as President and Chief Executive Officer of the Company since May 2016 and as director since June 2016. Mr. Ketkar brings nearly 35 years of agriculture and agricultural biotechnology business experience in the U.S. and internationally. Mr. Ketkar spent more than 30 years in a variety of business, operations, and strategy roles for Monsanto Company, during which time he demonstrated successes in agricultural trait commercialization and growth around the globe. As joint managing director of Mahyco-Monsanto Biotech Ltd. in India, Mr. Ketkar led the launch of Bt cotton, the country’s first agricultural biotechnology product. In addition to his operations and trait commercialization experience, Mr. Ketkar served as director of biotechnology strategy for Monsanto, where he led the development of the company’s trait stacking technology from 2009 to 2012. Prior to joining Arcadia, Mr. Ketkar served as the principal consultant of RDK Global Consulting LLC, a U.S.-based firm specializing in working with companies in the U.S. and Asia. Mr. Ketkar has a Bachelor of Technology degree in Chemical Engineering from the Institute of Technology, Banaras Hindu University, India, an MS in Chemical Engineering from Oklahoma State University, and an MBA from University of New Orleans.

Kevin Comcowich has served as a director of our Company since November 2016. He has most recently served as the chief executive officer and portfolio manager of HTX Energy Fund in Houston, Texas. He was previously the president and chief investment officer (CIO) of Sound Energy Partners and served as CIO and research analyst for Southport Energy Plus Partners Fund. Mr. Comcowich received his MBA from the University of Indiana and earned his bachelor’s degree from the College of the Holy Cross. We believe Mr. Comcowich is qualified to serve on our board of directors due to his extensive experience in financial leadership, business strategy, investment management and global capital market strategies.

Albert D. Bolles, Ph.D. joined the board of directors in May 2018. He most recently served as the executive vice president, chief technology and operations officer of ConAgra Foods, a leading consumer products food company, where he directed the development and execution of multiple product innovations. Prior to ConAgra, Dr. Bolles was the vice president of worldwide research and development for PepsiCo Beverages and Foods and the research and development director for Gerber Foods. As an industry partner with the Food and Drug Administration and U.S Department of Agriculture to influence public policy, Dr. Bolles was instrumental in the passage of the Food Safety Modernization Act of 2010. He is a graduate of Michigan State University, where he earned Ph.D. and M.S. degrees in food science and a bachelors’ degree in microbiology. Dr. Bolles holds several patents and has won numerous awards for his contributions to food science, the industry and academics. He currently serves as a director for Landec Corporation and SunOpta. We believe Dr. Bolles is qualified to serve on our board of directors because of his more than 30 years of experience in the consumer food industry and his expertise in global product innovation, corporate strategy and supply chain management, as well as his familiarity with corporate governance issues from serving on the boards of other public companies.

Other Non-Employee Directors

Lilian Shackelford Murray has served as a Board observer to the Company from March 2007 until May 2015, as well as to PatientKeeper, Inc., a private company acquired by HCA Healthcare, Inc. within the past five years. Ms. Murray is the founder and manager of Dovedale Investments, LLC, a money management firm investing in emerging market exchange traded funds. Ms. Murray also serves as managing member of Saints Capital V, LLC, where she provides investment fund management services. Ms. Murray was previously a managing director and senior healthcare banker at Prudential Volpe Technology Group and its predecessor, Volpe, Brown Whelan. Prior to Volpe, Ms. Murray was a managing director and co-head of healthcare investment banking for Wheat First Securities and a senior vice president at Dean Witter Reynolds. Ms. Murray’s prior board experience includes service as a director of eMedicine.com, Inc., which was sold to WebMD, LLC in 2006; Extended Care Information Network, Inc. which was sold to AllscriptsHealthcare Solutions, Inc. in 2008; and LifeMasters Supported SelfCare, Inc. Ms. Murray received an MBA from Harvard Business School and a BS from the University of Virginia. Ms. Murray’s qualifications to serve on the board include over 34 years of financial and management experience as a financial advisor, investment banker and managing director of investment funds, as well as her familiarity with the company’s business, operations and board functions from her previous service as a board observer.

Eric J. Rey is one of our founders and served as our President and Chief Executive Officer of our company from August 2003 until his resignation in February 2016. He also served as a member of our board of directors from 2005 until February 2016. Mr. Rey has served as a director and member of the compensation committee of Phytelligence, Inc. since 2015, as a director and a member of the compensation committee of Texas Crop Science, LLC since 2016 and as a director of Micropep Technologies since 2018. Mr. Rey has approximately 37 years of management experience in agricultural biotechnology, most of which have focused specifically on food, feed, and industrial products from agricultural biotechnology. Prior to founding our company, Mr. Rey worked as a partner with Rockridge Group, a management consulting firm, to manage the development of strategic partnerships for early-stage companies developing genomic, biopharmaceutical, nutraceutical, crop protection, animal nutrition and health, alternative crop, and industrial products. Prior to his work with Rockridge, Mr. Rey served as Vice President of Operations with Calgene Inc. for 17 years, including two years with Monsanto Company following its acquisition of Calgene. During his 17 years at Calgene and Monsanto, he was responsible for the establishment and management of the company's operational, product development, and agricultural infrastructure. Mr. Rey holds a B.S. in Plant Science from the University of California, Davis. We believe that Mr. Rey is qualified to serve as a member of our board of directors because of his extensive and unique knowledge of the company’s operations and business by virtue of his prior service as President and Chief Executive Officer for more than a decade, in addition to his prior service as a director of our company.

Gregory D. Waller has served as a director since June 2017.  He has served as a director of CHF Solutions since August 2011. Mr. Waller also serves on the board of Endologix Corporation and is the chair of the audit committees and a member of the nominating and governance committees for both companies. Until April 2015, Mr. Waller was chief financial officer of Ulthera Corporation, a privately-held company providing ultrasound technology for aesthetic and medical applications, which was sold to Merz North America in July 2014. From March 2006 until April 2011, Mr. Waller was chief financial officer of Universal Building Products, a manufacturer of concrete construction accessories. Mr. Waller served as vice president-finance, chief financial officer and treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the vice president and treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller’s prior board experience includes service as a director for the following publicly-traded companies: Cardiogenesis Corporation, from April 2007 until its acquisition by Cryolife in 2011; Clarient, Inc., from December 2006 until its acquisition by General Electric Company in December 2010; Biolase Technology, Inc., from October 2009 to August 2010; SenoRx, Inc., from May 2006 until its acquisition by C.R. Bard, Inc. in July 2010; and Alsius Corporation, from June 2007 until its acquisition by Zoll Medical Corporation in September 2009. Mr. Waller has a Master of Business Administration with a concentration in accounting from California State University, Fullerton. We believe Mr. Waller is qualified to serve as a member of our board of directors because of his 45 years of financial and management experience, as well as his familiarity with public company board functions from his service on the boards of other public companies.

Amy Yoder joined the Arcadia board in June 2017. She is president and CEO of Anuvia Plant Nutrients, a company that creates enhanced plant nutrition products from recycled organic waste sources. Ms. Yoder is the former president and CEO of Arysta Life Science and has held a variety of senior sales, marketing and executive positions with companies throughout the agricultural and related industries, including Spectrum Brands, BioLab and United Agri Products. Ms. Yoder received a bachelor’s degree in agricultural technology and systems management from Michigan State University, with an emphasis in crop and soil science. She has served on boards of various agricultural associations and universities and currently serves as a director for Compass Minerals International. We believe Ms. Yoder is qualified to serve on our Board of Directors due to her extensive experience across various agriculture sectors, deep knowledge of the capital markets and public board governance expertise.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our Certificate of Incorporation and bylaws. Our Board of Directors currently consists of seven directors, five of whom qualify as “independent” under the listing standards of The Nasdaq Stock Market.

Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and as of April 8, 2019, seven directors are currently authorized. We do not have any vacancies on the board.

In accordance with our Certificate of Incorporation and our bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are Rajendra Ketkar, Kevin Comcowich, and Albert D. Bolles and their term will expire at the Annual Meeting.
•	the Class II directors are Eric J. Rey and Gregory D. Waller, and their terms will expire at the annual meeting of stockholders to be held in 2020; and
•	the Class III directors are Amy Yoder and Lilian Shackelford Murray, and their terms will expire at the annual meeting of stockholders to be held in 2021.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Board Meetings and Director Communications

During fiscal year 2018, the Board of Directors held 11 meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served. Although, we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend. A majority of the directors attended last year’s annual meeting of stockholders.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail sent to the Company’s Corporate Secretary in Davis, CA, addressed to the intended recipient and care of the Corporate Secretary. The Corporate Secretary will review all incoming stockholder communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors. For a more detailed description of stockholder communications, see “Communications with Our Board of Directors.”

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director, and has considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has determined that Dr. Bolles, Mses. Shackelford Murray and Yoder and Messrs. Comcowich and Waller do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of The Nasdaq Stock Market (the “Applicable Rules ”). The Board determined that Mr. Ketkar and Mr. Rey, are not “independent” as that term is defined under the Applicable Rules. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director or affiliated entities, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

The Board of Directors also has determined that each director other than Rajendra Ketkar is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

Board Committees

Our Board of Directors currently has an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee is currently comprised of Messrs. Waller and Comcowich, and Ms. Shackelford Murray, with Mr. Waller serving as audit committee chair. Our Board of Directors has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the current listing standards of The Nasdaq Stock Market and SEC rules and regulations, including Rule 10A-3. Our Board of Directors also has determined that Mr. Waller is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our audit committee held six meetings in fiscal 2018. The responsibilities of our audit committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•	approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

In accordance with and pursuant to Section 10A(i)(3) of the Exchange Act, our Board of Directors has delegated to Mr. Waller the authority to pre-approve any auditing and permissible non-auditing services to be performed by our registered independent public accounting firm, provided that all such decisions to pre-approve an activity are presented to the full audit committee at its first meeting following any such decision.

Our audit committee was established in accordance with and operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our audit committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Compensation Committee

Our compensation committee is currently comprised of Mses. Yoder and Shackelford Murray and Mr. Waller, with Ms. Yoder serving as compensation committee chair. Each member of our compensation committee meets the requirements for independence for compensation committee members under current Nasdaq Stock Market and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers.

During fiscal 2018, our compensation committee held four meetings. The responsibilities of our compensation committee include, among other things:

•	reviewing, approving, and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers;
•	administering our stock and equity incentive plans;
•	reviewing and approving or making recommendations to our Board of Directors regarding incentive compensation and equity plans; and
•	establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee has, as it has determined necessary, engaged Aon plc., an independent compensation consulting firm, to provide data and recommendations that the compensation committee has used in setting executive and non-employee director compensation.

Our compensation committee was established in accordance with, and operates under, a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our compensation committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Nominating and Governance Committee

Our nominating and governance committee is currently comprised of Ms. Yoder, Mr. Comcowich and Dr. Bolles, each of whom is a non-employee member of our Board of Directors, with Ms. Yoder serving as nominating and governance committee chair. Each member of our nominating and governance committee meets the requirements for independence for compensation committee members under current Nasdaq Stock Market and SEC rules and regulations.

During fiscal 2018, our nominating and governance committee held five meetings. The responsibilities of our nominating and governance committee include, among other things:

•	identifying, evaluating, and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;
•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•	reviewing and assessing the adequacy of our corporate governance practices and recommending any proposed changes to our Board of Directors; and
•	evaluating the performance of our Board of Directors and of individual directors.

Our nominating and governance committee operates under a written charter that satisfies the applicable listing requirements and rules of The Nasdaq Stock Market. A copy of the charter of our nominating and governance committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Committee Membership

The members of each of these committees as of April 8, 2019 are identified below.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Gregory D. Waller (chair)	Amy Yoder (chair)	Amy Yoder (chair)
Kevin Comcowich	Lilian Shackelford Murray	Kevin Comcowich
Lilian Shackelford Murray	Gregory D. Waller	Albert D. Bolles, Ph.D.

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our nominating and governance committee considers include, without limitation: issues of character, integrity, and judgment; independence; diversity, including diversity of experience; experience in corporate management, operations, finance, business development, and mergers and acquisitions; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; length of service; and any other relevant qualifications, attributes, or skills. Nominees also must have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and should be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all Board of Directors responsibilities and responsibilities of those committees on which they serve.

Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

The policy of our nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and governance committee will address the membership criteria set forth above.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that it should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board of Directors the director nominees for selection.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, Chief Commercial Officer and other executive and senior financial officers. A copy of our Code of Business Conduct and Ethics is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Board Leadership Structure

Mr. Comcowich currently serves as Chair of our Board and Mr. Ketkar serves as President and Chief Executive Officer, as well as a member of our Board. The Board has not adopted a specific policy on whether the same person should serve as both the chief executive officer and chair of the Board or, if the roles are separate, whether the chair should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the Board believes that it has achieved the best Board leadership structure for the Company by separating the roles of Chair and Chief Executive Officer.

Mr. Comcowich, as Chair, presides at all meetings of the Board, including executive sessions of the Board and the independent directors, facilitates discussions among independent directors on key issues and concerns outside of Board meetings, serves as a liaison between the Chief Executive Officer and the other directors, reviews information to be sent to the Board, collaborates with the Chief Executive Officer and other members of Company management to set meeting agendas and Board information, assists the chairs of the committees of the Board as requested, and performs such other functions and responsibilities as requested by the Board or the independent directors from time to time. In performing the duties described above, the Chair is expected to consult with, and does consult with, the chairs of the appropriate Board committees.

Board’s Role in Risk Oversight

In addition to the responsibilities performed by our audit committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant operational risks facing our Company related to our business, assets, and liabilities, as well as our key financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk. Our Board seeks to ensure that risks undertaken by the Company are consistent with an overall risk profile that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and therefore reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the audit committee and Company management.

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2018. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2018, Mr. Ketkar, our current president and chief executive officer, was an employee. Compensation for Mr. Ketkar is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Kevin Comcowich	$92,000	$70,000	$162,000
Dr. Albert Bolles	$29,489	$90,000	$119,489
Eric Rey	$40,000	$30,000	$70,000
Lilian Shackelford Murray	$32,238	$60,000	$92,238
Gregory Waller	$63,456	$30,000	$93,456
Amy Yoder	$60,500	$30,000	$90,500
Uday Garg	$21,262	$—	$21,262

(1)	Represents the cash annual retainer and the meeting attendance fees earned by the non-employee directors.
(2)

Amounts do not reflect compensation actually received by the non-employee director. Instead, the amounts represent aggregate grant date fair value of options granted during 2018 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 12 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and those described in Note 10 of the Consolidated Statements included in our Quarterly Report on Form 10-Q for the second quarter of 2018. Mr. Comcowich, as the continuing non-employee chairman, received a grant of 7,476 stock options, which vests as described below. Dr. Bolles, as a new non-employee director, received 8,210 stock options as a new non-employee director and an additional 3,204 stock options as a continuing non-employee director, which vest as described below. Messrs. Rey and Waller and Ms. Yoder, as continuing non-employee directors, each received a grant of 3,204 stock options, which vests as described below. Ms. Shackelford Murray, as a new non-employee director, received a grant of 6,408 options, which vests as described below.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2018.

Director Name	Option Grant Date	Number of Options Outstanding		Option Exercise Price Per Share ($)(1)	Option Expiration Date
Kevin Comcowich	10/30/2016	2,396	(2)	$34.40	10/30/2026
	6/7/2017	3,018	(3)	$14.60	6/7/2027
	6/6/2018	7,476	(4)	$10.80	6/6/2028
Albert D. Bolles	5/12/2018	8,210	(5)	$9.16	5/12/2028
	6/6/2018	3,204	(4)	$10.80	6/6/2028
Eric J. Rey	11/1/2009	6,625	(3)	$44.80	11/1/2019
	1/1/2010	9,375	(3)	$44.80	1/1/2020
	1/1/2011	6,250	(3)	$271.20	1/1/2021
	12/31/2012	1,250	(3)	$271.20	12/31/2022
	10/29/2014	1,250	(3)	$122.40	10/29/2024
	6/7/2017	5,969	(6)	$14.60	6/7/2027
	6/6/2018	3,204	(4)	$10.80	6/6/2028
Lilian Shackelford Murray	6/6/2018	6,408	(7)	$10.80	6/6/2028
Gregory D. Waller	6/7/2017	5,969	(6)	$14.60	6/7/2027
	6/6/2018	3,204	(4)	$10.80	6/6/2028
Amy Yoder	8/7/2017	10,123	(8)	$8.60	8/7/2027
	6/6/2018	3,204	(4)	$10.80	6/6/2028

(1)	The option exercise price per share reflects the fair market value per share of our common stock on the date of grant.
(2)	These options vest in three equal annual installments on October 30, 2017, 2018, and 2019.

(3)	These options are fully vested.
(4)	These options vest on the earlier of the one-year anniversary of the date of grant and the date of the Company’s next annual meeting.
(5)	These options vest in three equal annual installments on May 12, 2019, 2020, and 2021.
(6)	These options vest in three equal annual installments on June 7, 2018, 2019, and 2020.
(7)	These options vest in three equal annual installments on June 6, 2019, 2020, and 2021.
(8)	These options vest in three equal annual installments on August 7, 2018, 2019, and 2020.

Non-Employee Director Compensation Policy

Cash Compensation

Each non-employee director receives an annual cash retainer of $30,000 for serving on our board of directors. The retainer is payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter. In addition, each non-employee director shall receive the following amount for each regular meeting of the board attended: (i) $2,500 if attendance is in person or (ii) $500 if attendance is through remote means (e.g., attending by telephone); provided, however, that the total meeting fees may not exceed $10,000 per calendar year.

The chair and non-chair members of the board’s three standing committees are entitled to the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter):

Board Committee	Chair Fee	Non-Chair Member Fee
Audit Committee	$18,000	$7,500
Compensation Committee	$12,000	$6,000
Nominating and Governance Committee	$8,500	$4,500

The chair of the Board is entitled to an additional $40,000 annual cash fee (payable quarterly in arrears and prorated for partial service in a quarter).

Equity Compensation

Upon joining the board, each newly elected non-employee director (excluding an employee director who ceases to be an employee, but who remains a director) receives an initial option to purchase a number of shares of our common stock equal to (x) $60,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This initial option will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service through each vesting date. The per share exercise price for the initial option shall be equal to the fair market value for a share of our common stock on the date of grant, which shall be equal to the closing price of our common stock on the date of grant. An employee director who ceases to be an employee, but who remains a director, will not receive an option grant.

On the date of each annual meeting of our stockholders, each non-employee director (including a non-employee director who was previously an employee) will be granted an annual option to purchase a number of shares of our common stock equal to equal to (x) $30,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The per share exercise price for the annual option shall be equal to the fair market value for a share of our common stock on the date of grant.

On the date of each annual meeting of our stockholders, the chair of the board will be granted an additional annual option to purchase a number of shares of our common stock equal to (x) $40,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option for the chair of the board will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the chair of the board’s continued service through the vesting date. The per share exercise price for the annual option for the chair of the board shall be equal to the fair market value for a share of our common stock on the date of grant.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers, and ten percent (10%) stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for fiscal year 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 8, 2019 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)	each of our named executive officers;
(3)	each of our directors and nominees for directors; and
(4)	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on April 8, 2019.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 8, 2019. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 4,777,419 shares of our common stock outstanding as of April 8, 2019.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers, Directors and Director Nominees:
Rajendra Ketkar(1)	53,424	1.1%
Matthew T. Plavan(2)	30,085	*
Sarah Reiter(3)	8,844	*
Kevin Comcowich(4)	12,092	*
Dr. Albert Bolles(5)	5,940	*
Eric J. Rey(6)	37,278	*
Lilian Shackelford Murray (7)	5,660	*
Gregory D. Waller (8)	5,193	*
Amy Yoder (9)	6,579	*
All current executive officers and directors as a group (9 persons)(10)	165,095	3.3%
5% Stockholders:
Moral Compass Corporation(11)	1,125,769	23.6%
5115 N. Dysart Road, Ste 202 #305 Litchfield Park, AZ 85340
Mandala Group (12)	476,339	9.9%
c/o Sanne Mauritius, IFS Court, Bank Street, TwentyEight Cybercity, Ebene, Mauritius
Hudson Bay Master Fund Ltd.(13)	529,960	9.99%
777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth
Intracoastal Capital, LLC (14)	372,950	7.2%
245 Palm Trial Delray Beach, FL 33483

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

Mr. Ketkar is our current President and Chief Executive Officer and a member of our Board of Directors. Beneficial ownership consists of 53,424 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 8, 2019.

(2)

Mr. Plavan is our current Chief Financial Officer and President of Arcadia Specialty Genomics. His beneficial ownership consists of 30,085 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 8, 2019.

(3)	Ms. Reiter is our current Chief Commercial Officer. Her beneficial ownership consists of 8,844 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 8, 2019.
(4)

Mr. Comcowich is the current chair of our Board of Directors. Beneficial ownership consists of 12,092 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 8, 2019.

(5)

Dr. Bolles serves as a member of our Board of Directors. Beneficial ownership consists of 5,940 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 8, 2019.

(6)

Mr. Rey serves as a member of our Board of Directors and previously served as our President and Chief Executive Officer. Beneficial ownership consists of (i) 7,335 shares of common stock and (ii) 29,943 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 8, 2019.

(7)

Ms. Murray serves as a member of our Board of Directors. Beneficial ownership consists of (i) 3,524 shares of common stock and (ii) 2,136 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 8, 2019.

(8)

Mr. Waller serves as a member of our Board of Directors. Beneficial ownership consists of 5,193 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 8, 2019.

(9)	Ms. Yoder serves as a member of our Board of Directors. Beneficial ownership consists of 6,579 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 8, 2019.
(10)

Beneficial ownership consists of (i) 10,859 shares of common stock and (ii) 154,236 shares of common stock subject to options exercisable within 60 days of April 8, 2019, in each case beneficially owned by our current executive officers and directors.

(11)

Moral Compass Corporation (“MCC”) is owned by the John G. Sperling 2012 Irrevocable Trusts No. 1, 2 and 3 (collectively, the “Sperling Trusts”). Darby Shupp, Terri Bishop, and Peter Sperling together serve as trustees of the Sperling Trusts and have shared voting and investment power of the 1,125,769 shares held by MCC.

(12)	Beneficial ownership information is based on information for Mandala Group and consists of:

(i) 435,291 shares of common stock owned by Mandala Agribusiness Co-Investments I Ltd. (“MACIL”);

(ii) 18,750 shares of common stock owned by Mandala Capital AG Limited (“MCAL”); and

(iii) 22,298 shares of common stock issuable upon exercise of warrants.

Mr. Gulshan Ram Romgoolam and Mr. Ahsh Ahmud Khalil Peerbocus are members of the board of directors of MACIL.

(13)

Beneficial ownership consists of shares of common stock issuable upon exercise of warrants which are subject to a 9.99% ownership blocker, pursuant to which shares of our common stock may not be issued to the extent such issuance would cause Hudson Bay Master Fund Ltd. to beneficially own more than 9.99% of our outstanding common stock. The share ownership numbers and percentages for Hudson Bay Master Fund Ltd. in the table above reflect this 9.99% blocker.  As of the April 8, 2019, Hudson Bay Master Fund Ltd. holds a Warrant to purchase 890,049 shares of our common stock. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(14)

Beneficial ownership consists of 372,950 shares of common stock issuable upon exercise of warrants which are subject to a 9.99% ownership blocker, pursuant to which shares of our common stock may not be issued to the extent such issuance would cause Intracoastal Capital, LLC to beneficially own more than 9.99% of our outstanding common stock. Each of Intracoastal Capital LLC, Mitchell P. Kopin, and Daniel B. Asher, disclaims beneficial ownership over the securities beneficially owned except to the extent of their respective pecuniary interest therein.

executive compensation

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Historically, our chief executive officer has made recommendations to our compensation committee, often attended committee meetings, and was involved in the determination of compensation for the respective executive officers that report to him, except that our chief executive officer did not make recommendations as to his own compensation. Additionally, our chief executive officer made recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results, and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the chief executive officer, as well as each individual compensation component. Our compensation committee makes recommendations to the Board of Directors regarding compensation for our chief executive officer. The independent members of the Board of Directors make the final decisions regarding executive compensation for our chief executive officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

2018 Summary Compensation Table

The following table provides information regarding the compensation of our 2018 named executive officers during the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)(2)	All Other Compen- sation ($)	Total ($)
Rajendra Ketkar	2018	$359,615	—		—	$384,104	$160,765	—	$904,484
President and Chief Executive Officer	2017	$350,002	—		—	$157,232	$136,920	—	$644,154
Matthew Plavan	2018	$289,618	—		—	$170,392	$123,000	—	$583,010
President, Arcadia Specialty Genomics and Chief Financial Officer	2017	$280,010	—		—	$108,853	$95,844	—	$484,707
Sarah Reiter	2018	$203,840	$12,500	(3)	—	$506,942	$59,476	—	$782,758
Chief Commercial Officer	2017	—	—		—	—	—	—	—

(1)

Amounts do not reflect compensation actually received by the officer. Instead, the amounts represent aggregate grant date fair value of options granted during 2018 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 12 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and those described in Note 10 of the Consolidated Statements included in our Quarterly Report on Form 10-Q for the second and third quarters of 2018.

(2)

The amounts shown for 2018 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2018, which were paid in 2019. The amounts shown for 2017 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2017, which were paid in 2018. The amounts for both years were determined based on a weighting of the following metrics: Financial Goals, Strategic Goals and Individual Goals. Ms. Reiter’s bonus was pro-rated based on her start date of March 19, 2018.

(3)	This amount represents a retention bonus paid to Ms. Reiter, as agreed to in her offer letter.

Executive Employment Arrangements

Rajendra Ketkar (President and Chief Executive Officer)

In connection with the appointment of Mr. Ketkar to the position of president and chief executive officer in May 2016, we entered into a confirmatory offer letter with Mr. Ketkar. The offer letter has no specific term and provides that Mr. Ketkar is an at-will employee. Pursuant to the offer letter, Mr. Ketkar’s annual base salary was established as $350,000 and his target bonus opportunity was 40% of his annual base salary. In July 2018, Mr. Ketkar’s annual base salary was increased to $370,000 and his target bonus opportunity was increased to 55% of his annual base salary. Additionally, the offer letter provided for an immediate grant of an option to purchase 37,500 shares of the common stock of the Company. Mr. Ketkar’s right to exercise the option vests over 4 years (25% on the one-year anniversary of May 23, 2017 and 1/48 per month thereafter), subject to his continued service.

Matthew T. Plavan (President, Arcadia Specialty Genomics and Chief Financial Officer)

In connection with the appointment of Mr. Plavan to the position of chief financial officer in September 2016, we entered into a confirmatory offer letter with Mr. Plavan. The offer letter has no specific term and provides that Mr. Plavan is an at-will employee. Pursuant to the offer letter, Mr. Plavan’s annual base salary was established as $280,000 and his target bonus opportunity is 35% of his annual base salary. In July 2018, Mr. Plavan’s annual base salary was increased to $300,000 and his target bonus opportunity was increased to 50% of his annual base salary.  Additionally, the offer letter provided for an immediate grant of an option to purchase 25,000 shares of the common stock of the Company. Mr. Plavan’s right to exercise the option vests over 4 years (25% on the one-year anniversary of September 12, 2017 and 1/48 per month thereafter), subject to his continued service.

Sarah Reiter (Chief Commercial Officer)

In connection with the appointment of Ms. Reiter to the position of chief commercial officer in March 2018, we entered into a confirmatory offer letter with Ms. Reiter. The offer letter has no specific term and provides that Ms. Reiter is an at-will employee. Pursuant to the offer letter, Ms. Reiter’s annual base salary was established as $265,000 and her target bonus opportunity was 30% of her annual base salary. In July 2018, Ms. Reiter’s bonus opportunity was increased to 35% of her annual base salary.  Additionally, the offer letter provided for an immediate grant of an option to purchase 10,000 shares of the common stock of the Company. Ms. Reiter’s right to exercise the option vests over 4 years (25% on the one-year anniversary of March 19, 2018 and 1/48 per month thereafter), subject to her continued service. She was paid a $12,500 retention bonus on the six-month anniversary of her effective hire date and, subject to her continued employment and good-standing status, she will be paid an additional bonus of $12,500 on the eighteen-month anniversary of her effective hire date.

Severance and Change in Control Agreements

In February 2015, our board approved severance and change in control agreements (the “CIC Agreements”) for each of our executive officers, the specific terms of which are discussed below. Each of the CIC Agreements expires by its terms on the third anniversary of the effective date of such agreement.

Pursuant to the CIC Agreements, if we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements) at any time other than during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), then such executive will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months (twelve months for Mr. Ketkar); and (ii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for the executive and the executive’s eligible dependents for up to six months (twelve months for Mr. Ketkar).

If during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), (x) we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements), or (y) an executive resigns from such employment for good reason (as defined in the CIC Agreements), then, in lieu of the above described severance benefits, such executive shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months (24 months for Mr. Ketkar); (ii) reimbursement for premiums paid for coverage pursuant to COBRA, for the executive and the executive’s eligible dependents for up to twelve months (24 months for Mr. Ketkar); and (iii) vesting shall accelerate as to 100% of all of the executive’s outstanding equity awards.

An executive’s receipt of severance payments or benefits pursuant to a CIC Agreement is subject to the executive signing a release of claims in our favor and complying with certain restrictive covenants set forth in the CIC Agreement.

Each CIC Agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2018.

	Option Awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Rajendra Ketkar	6,660	3,340	(2)	$27.00	5/23/2026
	7,492	3,758	(2)	$120.00	5/23/2026
	7,492	3,758	(2)	$160.00	5/23/2026
	1,665	835	(2)	$240.00	5/23/2026
	1,665	835	(2)	$300.00	5/23/2026
	6,428	9,822	(3)	$14.00	6/8/2027
	15,512	90,888	(4)	$4.63	9/18/2028
Matthew T. Plavan	3,645	2,605	(5)	$43.80	9/12/2026
	4,375	3,125	(5)	$120.00	9/12/2026
	4,375	3,125	(5)	$160.00	9/12/2026
	1,093	782	(5)	$240.00	9/12/2026
	1,093	782	(5)	$300.00	9/12/2026
	4,450	6,800	(3)	$14.00	6/8/2027
	6,879	40,321	(4)	$4.63	9/18/2028
Sarah Reiter	—	10,000	(6)	$45.69	3/19/2028
	5,598	32,802	(4)	$4.63	9/18/2028

(1)	Stock options to purchase our common stock were granted pursuant to our 2015 Omnibus Incentive Plan.
(2)

The stock options vested as to 25% of the shares on May 23, 2017, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on May 31, 2017 and ending on April 30, 2020 such that the award is fully vested on April 30, 2020, subject to the executive officer’s continued service through each vesting date.

(3)

The stock options will vest as to 25% of the shares on June 8, 2018, with the remaining 75% vesting in 36 equal monthly installments beginning on June 30, 2018 and ending on May 31, 2021 such that the award is fully vested on May 31, 2021, subject to the executive officer’s continued service through each vesting date.

(4)

The stock options vest in 25 installments as follows: half of 1/24th of the stock options will vest on September 30, 2018; 1/24th of the stock option awards will vest on the last day of each month following the date of the award through the month prior to the two-year anniversary of the date of the award (for a total of 23 equal monthly installments); and half of 1/24th of the stock options will vest on the two-year anniversary of the date of the award. Vesting is subject to the executive officer’s continued service through each vesting date.

(5)

The stock options vested as to 25% of the shares on September 12, 2017, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on September 30, 2017 and ending on August 31, 2020 such that the award is fully vested on August 31, 2020, subject to the executive officer’s continued service through each vesting date.

(6)

The stock options vested as to 25% of the shares on March 19, 2019, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on March 31, 2019 and ending on March 19, 2022, such that the award will be fully vested on March 19, 2022, subject to the executive officer’s continued service through each vesting date.

EQUITY BENEFIT AND STOCK PLANS

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2018, we maintained three equity compensation plans, all of which were approved by the Board of Directors and our stockholders prior to our initial public offering in May 2015. The following table provides the information shown for each of the three plans as of December 31, 2018.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Shares remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	536,897	(2)	$35.53	78,085	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	536,897		$35.53	78,085

(1)

Includes the following plans: 2006 Stock Plan, 2015 Omnibus Equity Incentive Plan (“2015 Plan”), and 2015 Employee Stock Purchase Plan (“ESPP”). Only option grants were made under the 2006 Stock Plan and 2015 Plan.

(2)	As of December 31, 2018, there were 530,044 outstanding options or other equity grants under the 2015 Plan, and there had been purchases pursuant to the ESPP of 6,853 shares.
(3)

There are no shares of common stock available for issuance under our 2006 Stock Plan, but that plan will continue to govern the terms of option and stock purchase rights granted thereunder. Any shares of common stock that are subject to outstanding awards under our 2006 Stock Plan that are issuable upon the exercise of stock options or purchase of shares pursuant to stock purchase rights that expire or become unexercisable for any reason without having vested or been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2015 Plan. This number includes shares available for future issuance under our 2015 Plan and ESPP. The 2015 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in 2025, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 82,500 shares, (ii) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as the Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 21,875 shares, (ii) 1% of the outstanding shares of our common stock on the first day of such fiscal year, or (iii) such other amount as the Board of Directors may determine.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our Certificate of Incorporation provides that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our Certificate of Incorporation from limiting the liability of our directors for the following:

•	any breach of their duty of loyalty to the Company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

In addition to the indemnification required in our Certificate of Incorporation and bylaws, we entered into an indemnification agreement with each member of the Board of Directors and each of our executive officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation, amended restated bylaws, may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, director nominees, officers, employees, or other agents or is or was serving at our request as a director, director nominee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors. In our indemnification agreements with these non-employee directors, we have agreed that our indemnification obligations will be primary to any such other indemnification arrangements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements and indemnification arrangements discussed above under “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” since January 1, 2018, we have not been a party to any transactions in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

Our audit committee charter states that our audit committee is responsible for reviewing and approving in advance any related party transaction, which is a transaction between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest. Our audit committee has adopted policies and procedures for review of, and standards for approval of, such a related party transaction. For purposes of these policies and procedures, a related person is defined as an executive officer, director, or nominee for director, including his or her immediate family members, or a beneficial owner of greater than 5% our common stock, in each case since the beginning of the most recently completed year. Prior to the creation of our audit committee, our full Board of Directors reviewed related party transactions, with any directors abstaining from matters in which the director had an interest.

It is our intention to ensure that all future transactions between us and our officers, directors, and principal stockholders and their affiliates are approved by the audit committee of our Board of Directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our Board of Directors or any specified individual director, including our non-employee directors, may send their communications in writing to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary. The Corporate Secretary shall review all incoming communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chair of the Board.

The Corporate Secretary may decide in the exercise of his judgment whether a response to any communication is necessary and shall provide a report to the nominating and governance committee on a quarterly basis of any communications received for which the Corporate Secretary has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s nominating and governance committee. This procedure does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Arcadia filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2018 with our management. In addition, the audit committee has discussed with Deloitte & Touche LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Gregory D. Waller (Chair)

Kevin Comcowich

Lilian Shackelford Murray

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors consists of seven members. In accordance with our Certificate of Incorporation, the Board of Directors is divided into three classes with staggered three-year terms. At the 2019 Annual Meeting, three directors will be re-elected for three-year terms.

Nominees

Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, Rajendra Ketkar, Kevin Comcowich, and Albert D. Bolles as nominees for re-election to the Board of Directors at the Annual Meeting. If re-elected, each of Mr. Ketkar, Mr. Comcowich, and Dr. Bolles will serve as Class I directors until our annual meeting in 2022, and until a successor is qualified and elected or until his earlier resignation, death or removal. Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Rajendra Ketkar, Kevin Comcowich, and Albert D. Bolles. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each of Rajendra Ketkar, Kevin Comcowich, and Albert D. Bolles as Class I directors.

PROPOSAL TWO:

AMENDMENT TO THE 2015 PLAN TO (1) INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE 2015 PLAN BY 120,000 SHARES, (2) ELIMINATE THE FIXED SHARE CAP INCLUDED IN THE EVERGREEN PROVISION AND (3) MAKE CERTAIN OTHER CHANGES TO THE 2015 PLAN AS DESCRIBED IN THE PROXY STATEMENT

On March 20, 2019, our Board of Directors approved an amendment to our 2015 Plan, subject to approval by our stockholders. The 2015 Plan was originally adopted by our Board of Directors and the stockholders in April 2015.

We have amended the 2015 Plan to provide for, and submit to our stockholders for approval, (1) an increase in the number of shares of common stock that may be issued under the 2015 Plan by 120,000 shares, (2) the elimination of the fixed share cap included in the evergreen provision and (3) make certain other changes to the 2015 Plan. As of April 8, 2019, the additional shares will increase the total shares of common stock reserved for issuance under the 2015 Plan to an aggregate of 185,872 shares, all of which may be issued pursuant to the exercise of stock options, upon the vesting of RSUs or pursuant to any other type of award described below. The 2015 Plan currently includes an “evergreen provision,” which provides that the number of shares available for issuance under the 2015 Plan shall be increased annually on the first day of each year by a number of shares of common stock as is equal to the least of: (i) 82,500 shares, (ii) 4.0% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board of Directors may determine. The amendment to the 2015 Plan provides for the elimination of the 82,500 share cap such that the shares available for issuance under the 2015 Plan shall be increased annually on the first day of each year by a number of shares of common stock as is equal to the least of: (a) 4.0% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year, or (b) such other amount as our Board of Directors may determine. In addition, the amendment to the 2015 Plan limits the number of shares that may be issued upon the exercise of incentive stock options to 3,000,000.  In this Proposal No. 2, stockholders are requested to approve the foregoing amendment to the 2015 Plan (as amended, the “Amended 2015 Plan”).

Our executive officers and members of our Board of Directors will be eligible to receive awards under the Amended 2015 Plan and therefore have an interest in this proposal.

Reasons for Approving the Amended 2015 Plan

Equity Grants are an Important Part of Our Compensation Philosophy

We strongly believe that the approval of the Amended 2015 Plan is critical to our ongoing effort to build stockholder value. We rely on highly skilled employees to implement our strategic goals and expand our business. There is significant competition for these types of skilled professionals and many other companies also use stock-based awards to attract, motivate and retain their best employees. Our Board of Directors and its Compensation Committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability. Historically, we have issued stock options and restricted stock units, including new hire stock awards, under the 2015 Plan. We believe these forms of equity compensation align the interests of our employees, directors and consultants with the interests of our stockholders, encourage retention and promote actions that result in long-term stockholder value creation.

Limited Shares Remain Available under the 2015 Plan

As of March 31, 2019, a total of 65,872 shares of common stock were available for future equity awards that may be granted under the 2015 Plan, which constitutes approximately 2% of our outstanding shares of common stock as of such date. Additionally, we have proposed amending the 2015 Plan to eliminate the 82,500 share cap from the evergreen provision such that the number of shares added to the Amended 2015 Plan will no longer be capped at 82,500 shares and the number of shares added to the Amended 2015 Plan annually will be equal to 4.0% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year or any lower number that our Board of Directors may determine. We believe that the share cap is no longer appropriate in light of the fact that the number of outstanding shares of common stock has increased since the initial adoption of the Amended 2015 Plan and that an annual 4.0% increase will provide us with sufficient shares to continue to grant equity awards to attract, motivate and retain our employees.

In fiscal years 2018, 2017 and 2016, the Company’s annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the applicable year) under our equity plans were 8%, 5% and 4%, respectively.

We expect the proposed aggregate share reserve under the Amended 2015 Plan to provide us with enough shares for awards for approximately two years, assuming we continue to grant awards consistent with our current practices and historical burn rate, assuming we receive the maximum annual evergreen increases under the Amended 2015 Plan, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards and nothing that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended 2015 Plan could last for a shorter or longer time than estimated.

In fiscal years 2018, 2017 and 2016, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 11%, 23% and 18%, respectively.

In light of the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the proposed 120,000 increase to the share reserve under the 2015 Amended Plan is reasonable and appropriate at this time.

Description of the Amended 2015 Plan

The principal features of the Amended 2015 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2015 Plan. Stockholders are urged to read the actual text of the Amended 2015 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Shares Available for Issuance

We are seeking stockholder approval to amend the 2015 Plan to, among other things, increase the number of shares of common stock that may be issued under the 2015 Plan by 120,000 shares. Therefore, if this Proposal No. 2 is approved, and subject to adjustment upon certain changes in capitalization, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the Amended 2015 Plan will not exceed 185,872 shares of common stock, plus an additional number of shares added to the Amended 2015 Plan as the result of expiration or termination of options issued under our 2006 Stock Plan. Furthermore, (i) shares covered by awards that expire or, in the case of options or stock appreciation rights, shares that are not purchased or issued as a result of the award becoming unexercisable without having been exercised in full, (ii) shares covered by awards that are surrendered pursuant to an exchange program permitted under the Amended 2015 Plan, (iii) shares that are repurchased by, or forfeited back to, the Company due to failure to vest, (iv) shares used to pay the exercise price of an award or to satisfy tax withholding obligations related to an award, and (v) shares covered by an award that are not actually issued because the award is instead settled with a cash payment (such shares, collectively, “Returned Shares”) shall again become available for future grant or sale under the Amended 2015 Plan. The number of shares available for issuance under the Amended 2015 Plan also includes an annual increase on the first day of each year equal to the least of:

•	4.0% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year; or

•	such other amount as our Board of Directors may determine.

Plan Administration

Our Board of Directors or a committee of our Board of Directors may administer the Amended 2015 Plan. In the case of stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Amended 2015 Plan will be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. Subject to the provisions of our Amended 2015 Plan, the administrator has the power to determine the recipients and terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards with a higher or lower exercise price.

Types of Awards and Eligibility

The Amended 2015 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, RSU awards, stock appreciation rights, performance stock awards, and performance unit awards.

Awards may be granted under the Amended 2015 Plan to our employees, directors and consultants. Only our employees, or employees of a “parent corporation” or a “subsidiary corporation”, may receive incentive stock options; provided, however no more than 3,000,000 shares, plus Returned Shares, may be issued pursuant to awards of incentive stock options under the Amended 2015 Plan.

Stock Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Stock option grants may be incentive stock options or nonstatutory stock options. Each option is evidenced by a stock option agreement. The administrator determines the terms of a stock option, including the number of shares subject to each award, the form of consideration payable at exercise and the fair market value applicable to an award. The exercise price of options granted under our Amended 2015 Plan must at least be equal to the fair market value of our common stock on the date of grant. Generally, the term of an incentive stock option may not exceed ten years. However, in the case of an incentive stock option granted to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the date of grant.

After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her award agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the award agreement). Generally, the option will remain exercisable for three months following the termination of service. In the event of termination of service due to the death or disability of the employee, director or consultant, such employee’s option will remain exercisable for 12 months following the event causing the termination. In no event may an option be exercised later than the expiration of its term.

Restricted Stock

Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator determines the number of shares of restricted stock granted and may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us). The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

RSUs

RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of RSUs, including the number of units granted, the vesting criteria (which may include accomplishing specified performance criteria or continued service to us), and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Stock Appreciation Rights

Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our Amended 2015 Plan, the administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof. However, the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator establishes organizational or individual performance goals in its discretion. The extent to which these organizational or individual performance goals are met will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Further, the administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof.

Non-Transferability of Awards

Unless the administrator provides otherwise, our Amended 2015 Plan generally does not allow for the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Changes to Capital Structure

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Amended 2015 Plan, the administrator may adjust the number and class of shares that may be delivered under the Amended 2015 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the Amended 2015 Plan.

Merger or Change in Control

Our Amended 2015 Plan provides that in the event of a merger or change in control, as defined in the Amended 2015 Plan, each outstanding award will be treated as the administrator determines, including whether the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. The administrator is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable. Additionally, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Duration, Suspension, Termination, and Amendment

The administrator may amend, alter, suspend or terminate the Amended 2015 Plan at any time; provided that no such amendment, alteration, suspension or termination may materially impair the rights of any participant without the written consent of such participant holding awards. Further, we must obtain stockholder approval of any amendment to the extent necessary to comply with applicable law.

The Amended 2015 Plan is scheduled to terminate on April 28, 2025, ten years from the date that the Board approved the 2015 Plan. No awards may be granted under the Amended 2015 Plan while the Amended 2015 Plan is suspended or after it is terminated. Termination of the Amended 2015 Plan will not affect the administrator’s ability to exercise the powers granted to it hereunder with respect to awards granted under the Amended 2015 Plan prior to the date of such termination.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Amended 2015 Plan. This summary is not exhaustive, and does not discuss state, local or foreign tax laws.

Award Implications for Us

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code (described below) and the satisfaction of a tax reporting obligation, we are entitled to a deduction in the same amount and in the same year as the ordinary income recognized by participants with respect to the awards they receive pursuant to the Amended 2015 Plan.

Award Implications for Participants

An optionee who is granted an incentive stock option generally does not recognize taxable income at the time the option is granted or upon its exercise; however, the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and more than one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.

No taxable income is generally recognized by an optionee upon the grant of a nonstatutory stock option. Upon exercise, the optionee will generally recognize ordinary income equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. When the optionee disposes of shares granted as a nonstatutory stock option, any difference between the sale price and fair market value of the shares on the exercise date is treated as long-term or short-term capital gain or loss, depending on the holding period.

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the shares were held for more than one year.

No taxable income is recognized upon receipt of a RSU award. In general, the participant will recognize ordinary income, in the year in which the shares subject to that unit vest and are actually issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance.

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, long-term or short-term depending on whether the shares were held for more than one year.

A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of cash awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received. If the participant receives shares of restricted stock or RSUs, the participant generally will be taxed in the same manner as described above for restricted stock or RSUs, as applicable. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and income previously recognized on the shares, will be taxed as capital gain or loss, long-term or short-term depending on whether the shares were held for more than one year.

Tax Withholding

If the participant is an employee, any ordinary income arising from an award generally is subject to withholding of income and employment taxes.

Section 162(m)

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer and certain other specified officers in any taxable year. For tax years ending prior to December 31, 2017, compensation in excess of $1 million could only be deducted if it was “performance-based compensation” within the meaning of Section 162(m) or qualified for one of the other exemptions from the deduction limit. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers (which now also includes our Chief Financial Officer) in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s “performance-based compensation” exemption from the deduction limit, no assurance can be given that that compensation attributable to awards granted under the Amended 2015 Plan intended to satisfy the requirements for exemption from Section 162(m) will in fact qualify.

New Plan Benefits

All of our directors, officers, employees and consultants are eligible to receive awards under the Amended 2015 Plan. Awards under the Amended 2015 Plan are discretionary, and we have not approved any awards, including stock options, that are conditioned on stockholder approval of the Amended 2015 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards, including stock options and RSUs, that may be granted in the future to executive officers, directors and employees under the Amended 2015 Plan.

Vote Required

The affirmative vote of a majority of the votes cast is required for stockholder approval of the proposal to approve the amendment to the 2015 Plan to (1) increase the number of shares of common stock that may be issued under the 2015 Plan by 120,000 shares, (2) eliminate the fixed share cap included in the evergreen provision and (3) make certain other changes to the 2015 Plan as described in the Proxy Statement. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2015 PLAN TO (1) INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE 2015 PLAN BY 120,000 SHARES, (2) ELIMINATE THE FIXED SHARE CAP INCLUDED IN THE EVERGREEN PROVISION AND (3) MAKE CERTAIN OTHER CHANGES TO THE 2015 PLAN AS DESCRIBED IN THE PROXY STATEMENT.

PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the Board of Directors has appointed Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2019, and the Board recommends that stockholders vote for ratification of such appointment.

Notwithstanding its selection or voting results, the audit committee in its discretion may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of Arcadia and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Deloitte & Touche LLP served as Arcadia’s independent registered public accounting firm for the year ended December 31, 2018. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to Deloitte & Touche LLP for the years ended December 31, 2018 and 2017:

	Year Ended December 31,
	2018	2017
Audit Fees(1)	$494,198	$453,867
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	$2,045	$2,058
Total	$496,243	$455,925

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit Fees in 2018 also consisted of professional services rendered in connection with our 2018 financing transactions, as well as the related Registration Statements on Forms S-1 and S-3.

(2)	All Other Fees consist of licensing fees for Deloitte & Touche LLP’s accounting research software.

Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2018 and 2017, all fees identified above under the captions “Audit Fees,” and “All Other Fees” that were billed by Deloitte & Touche LLP were approved by the audit committee in accordance with SEC requirements.

In the year ended December 31, 2018, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2019. Abstentions are treated as shares of common stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2019.

ANNUAL REPORTS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our Annual Report may also be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary.

We filed our Annual Report with the SEC on April 1, 2019. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Arcadia stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Davis, California

April 19, 2019

Direction to the Annual Meeting of Stockholders to be held on June 3, 2019 at the Hyatt Regency San Francisco Airport 1333 Bayshore Highway, Burlingame. California 94010 Directions from the North (San Francisco): Take US 101 south toward San Jose Take the Broadway exit, EXIT 419B Stay in the left 2 lanes to turn left onto Broadway Continue onto Old Bayshore Highway The Hyatt Regency will be on the left Parking is available in the hotel parking lot ($7 up to one hour, $15 per hour up to 6 hours) Directions from the south (San Jose): Take US 101 north toward San Francisco Take the Old Bayshore Highway exit, EXIT 419B Continue slightly left onto Old Bayshore Highway The Hyatt Regency will be on the left Parking is available in the hotel parking lot ($7 up to one hour, $15 per hour up to 6 hours) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 3, 2019: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E74016-P23923 ARCADIA BIOSCIENCES, INC. Annual Meeting of Stockholders June 3, 2019 1:00 P.M. This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Kevin Comcowich and Matthew T. Plavan, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of Arcadia Biosciences, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 3, 2019, at 1:00 P.M. local time, at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94010, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in his discretion upon such other matters as may properly come before the Annual Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement, dated April 18, 2019, and a copy of Arcadia Biosciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on April 1, 20 19. The undersigned hereby expressly revoke(s) any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Arcadia Biosciences, Inc., give(s) notice of such revocation. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval of the amendment to the Company's 2015 Omnibus Incentive Plan as described in proposal No. 2, and FOR the ratification of the appointment of Deloitte & registered public accounting firm as described in Proposal No. 3 of the Proxy Statement. This proxy may be revoked at any time prior to the time it is voted. Continued and to be signed on reverse side

Appendix A

ARCADIA BIOSCIENCES, INC.

AMENDED AND RESTATED

2015 OMNIBUS EQUITY INCENTIVE PLAN

1.Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.Definitions.  As used herein, the following definitions will apply:

(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)“Award”  means,  individually  or  collectively,  a  grant  under  the  Plan  of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)“Board” means the Board of Directors of the Company.

(f)“Change in Control” except as may otherwise be provided in a Stock Option Agreement, Restricted Stock Agreement or other applicable agreement, means the occurrence of any of the following:

(i)The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization;

(ii)The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(f)(i) in connection with a merger, consolidation or corporate reorganization which does not result in a Change in Control under Section 2(f)(i));

(iii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.   For purposes of this clause, if any Person (as defined below in Section 2(f)(iv)) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control;

(iv)The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.   For purposes of this Paragraph (iv), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2)a corporation or other entity owned directly or indirectly by the stockholders  of  the  Company  in  substantially  the  same  proportions  as  their  ownership  of  the Common Stock of the Company;

(3)the Company; and

(4)a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; or

(v)A complete winding up, liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(g)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)“Common Stock” means the common stock of the Company.

(j)“Company” means Arcadia Biosciences, Inc., an Arizona corporation, or any successor thereto.

(k)“Director” means a member of the Board.

(l)“Disability”    means    total    and    permanent    disability    as    defined    in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(m)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.   Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)“Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 13 or any action taken in connection with a change in control transaction nor (ii) transfer or other disposition permitted under Section 12.   For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company’s stockholders.

(p)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock as of the close of market on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv)In the absence of an established market for the Common Stock, the

Fair Market Value will be determined in good faith by the Administrator.

(q)“Fiscal Year” means the fiscal year of the Company.

(r)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)“Independent Contractor” means any person, including an advisor, consultant or agent engaged by the Company or a Parent or Subsidiary to render services to such entity.

(t)“Inside Director” means a Director who is an Employee.

(u)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)“Option” means a stock option granted pursuant to the Plan.

(x)“Outside Director” means a Director who is not an Employee.

(y)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(z)“Participant” means the holder of an outstanding Award.

(aa)“Performance Goal” means a performance goal established by the Committee pursuant to Section 10(c) of the Plan.

(bb)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(cc)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(dd)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee)“Plan” means this 2015 Omnibus Equity Incentive Plan.

(ff)“Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(gg)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(hh)“Restricted Stock Unit” means a bookkeeping entry representing the number of Shares into which the dollar amount of the Award has been converted based upon the Fair Market Value per Share at the close of market on the date of the Award.   Upon vesting, or the lapse of restrictions thereon, each Restricted Stock Unit will be converted into a Share on a one-for-one basis.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule

16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)“Section 16(b)”  means Section 16(b) of the Exchange Act.

(kk)“Service Provider” means an Employee, Director or Independent Contractor.

(ll)“Share” means a share of the Common Stock, as adjusted in accordance with

Section 13 of the Plan.

(mm)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.   A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

3.Stock Subject to the Plan.

(a)Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 593,750 Shares plus (i) any Shares that, as of the Registration Date, have been reserved but not issued pursuant to any awards granted under the Company’s 2006 Stock Plan (as Amended and Restated on May 4, 2012) (the “Existing Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to awards under the Existing Plan that otherwise would have been returned to the Existing Plan after the Registration Date on account of the expiration, cancellation or forfeiture of awards granted thereunder, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 213,172 Shares.   The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 3,000,000 Shares, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(c).

(b)Automatic  Share  Reserve Increase.   The  number  of  Shares  available  for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2016 Fiscal Year, in an amount equal to the least of (i) four percent (4%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (ii) such number of Shares determined by the Board.

(c)Lapsed Awards. To the extent an Award expires, is surrendered pursuant to an Exchange Program or becomes unexercisable without having been exercised or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing (and except with respect to Shares of Restricted Stock that are forfeited rather than vesting), Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

d) Incentive Stock Option Limit.  No more than 3,000,000 shares of common stock shall be issued pursuant to the exercise of Incentive Stock Options.

4.Administration of the Plan.

(a)Procedure.

(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)Powers of the Administrator.   Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion: (iv) herein;

(i)to determine the Fair Market Value in accordance with Section 2(p)(i) hereunder;

(ii)to select the Service Providers to whom Awards may be granted hereunder;

(iii)to  determine  the  number  of  Shares  to  be  covered  by  each  Award

(iv)to approve forms of Award Agreements for use under the Plan;

(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine; pursuant to the Plan;

(vi)to construe and interpret the terms of the Plan and Awards granted

(vii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws; sub-plans may be created for any of these purposes;

(viii)to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(ix)to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of the Plan;

(x)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xii)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect   of   Administrator’s Decision. The   Administrator’s   decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)Exchange Program. Notwithstanding anything in this Section 4, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s stockholders.

(e)Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or Officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to an Officer or (b) in any way which would jeopardize the Plan’s qualification under Code Section 162(m) or Rule 16b-3.

5.Award Eligibility and Limitations.

(a)Award Eligibility.   Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

(b)Award Limitations.   The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code:

(i)Options and Stock Appreciation Rights.   Subject to adjustment as provided in Section 13, no Employee shall be granted within any fiscal year of the Company one or more Options or Stock Appreciation Rights, which in the aggregate cover more than 375,000 Shares reserved for issuance under the Plan; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may be granted Options or Stock Appreciation Rights, which in the aggregate cover up to an additional 375,000 Shares reserved for issuance under the Plan.

(ii)Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 13, no Employee shall be granted within any fiscal year of the Company one or more awards of Restricted Stock or Restricted Stock Units, which in the aggregate cover more than 375,000 Shares reserved for issuance under the Plan; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may be granted Restricted Stock or Restricted Stock Units, which in the aggregate cover up to an additional 500,000 Shares reserved for issuance under the Plan.

(iii)Performance Units and Performance Shares. Subject to adjustment as provided in Section 13, no Employee shall receive Performance Units or Performance Shares having a grant date value (assuming maximum payout) greater than five million dollars ($5 million) or covering more than 375,000 Shares, whichever is greater; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may receive Performance Units or Performance Shares having a grant date value (assuming maximum payout) of up to an additional amount equal to five million dollars ($5 million) or covering up to 375,000 Shares, whichever is greater. No Participant may be granted more than one award of Performance Units or Performance Shares for the same Performance Period.

6.Stock Options.

(a)Limitations.   Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted and in accordance with Section 2(p)(i-iv).   The Fair Market Value of the Shares will be determined as of the day/date the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(viii), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date.   Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 4(b)(viii) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

(b)Term  of  Option.   The  term  of  each  Option  will  be  stated  in  the  Award Agreement.  In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)Option Exercise Price and Consideration.

(i)Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)In the case of an Incentive Stock Option

(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)In  the  case  of a  Nonstatutory Stock  Option,  the  per  Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on  the  date  of  grant  pursuant  to  a  transaction  described  in,  and  in  a  manner  consistent  with, Section 424(a) of the Code.

(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)Form of Consideration.     The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration  and  method  of payment  for  the  issuance  of Shares  to  the  extent  permitted  by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)Exercise of Option.

(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).   Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.   No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

(ii)Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)Disability  of Participant.   If a  Participant  ceases  to  be  a  Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.   If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.   In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.   If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.Restricted Stock.

(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)Transferability.     Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)Removal of Restrictions.   Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)Voting Rights.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement,  the  Restricted  Stock  for  which  restrictions  have  not  lapsed  will  be  cancelled  and returned as unissued Shares to the Company and again will become available for grant under the Plan.

8.Restricted Stock Units.

(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.   After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units into which the dollar value of the grant has been converted.

(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion. If all of the criteria are met the number of Restricted Stock Units that are vested will convert into fully paid, non-assessible Shares, on a one-for-one basis, and be released to the Participant. The Administrator may set vesting criteria based upon the achievement of Company- wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. Each Restricted Stock Unit is equal to one Share, or the cash equivalent of one Share as determined by the Fair Market Value on the date of payment therefor.

(d)Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)Cancellation.   On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.

9.Stock Appreciation Rights.

(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)Number  of Shares.   The  Administrator  will  have  complete  discretion  to determine the number of Stock Appreciation Rights granted to any Service Provider.(c)Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have  complete  discretion  to  determine  the  terms  and  conditions  of  Stock  Appreciation  Rights granted under the Plan.

(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)Payment of Stock Appreciation Right Amount.   Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

Right is exercised.

(ii)The number of Shares with respect to which the Stock Appreciation

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.Performance Units and Performance Shares.

(a)Grant  of  Performance  Units/Shares.   Performance  Units  and  Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.   The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)Value of Performance Units/Shares.   Each Performance Unit will have an initial  value  that  is  established  by  the  Administrator  on  or  before  the  date  of  grant.   Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)Performance Objectives and Other Terms.   The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.   The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i)Performance Measures. For each Performance Period, the Committee shall establish and set forth in writing the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant.   The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, as determined by the Committee: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, funded collaborations, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; (27) key regulatory objectives or milestones; and (28) enterprise resource planning. Awards issued to Participants who are not subject to the limitations of Code Section 162(m) or Awards to Participants that are not intended to comply with the requirements of Code Section 162(m) may, in either case, take into account other factors (including subjective factors).   Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (1) in absolute terms, (2) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (3) on a per share and/or share per capita basis, (4) against the performance of the Company as a whole or against any affiliate(s),  or  a  particular  segment(s),  a  business  unit(s)  or  a  product(s)  of  the  Company  or individual project company, (5) on a pre-tax or after-tax basis, and/or (6) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(ii)Committee Discretion on Performance Measures.   As determined in the  discretion  of the  Committee,  the  Performance  Measures  for  any  Performance  Period  may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company or individual project company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards that  are  not  intended  by  the  Company  to  comply  with  the  performance-based  compensation exception under Code Section 162(m) may take into account other factors (including subjective factors).

(e)Earning  of Performance  Units/Shares.   After  the  applicable  Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved.   After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Performance Unit/Share.

(f)Form  and  Timing  of  Payment  of  Performance  Units/Shares.   Payment  of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(g)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence unless contrary to Applicable Law. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Participant’s employer is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination,   consolidation,   recapitalization   (including   a   recapitalization   through   a   large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award in accordance with the Plan, the numerical Share limits in Section 3 of the Plan. Notwithstanding the forgoing, all adjustments under this Section 13 shall be made in a manner that does not result in taxation under Code Section 409A.

(b)Dissolution or Liquidation.   In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)Change in Control.   In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed, cancelled or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

Except  as  set  forth  in  an  Award  Agreement,  in  the  event  that  the  successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14.Tax.

(a)Withholding  Requirements.   Prior  to  the  delivery  of  any  Shares  or  cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation or social insurance contributions) required to be withheld with respect to such Award (or exercise thereof).

(b)Withholding Arrangements.   The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such  tax  withholding  obligation,  in  whole  or  in  part  by  (without  limitation)  (a)  paying  cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld (to the extent required to avoid adverse accounting consequences), or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld to the extent required to avoid adverse accounting consequences or Shares having a Fair Market Value in excess of such amount that have been held for such period required to avoid adverse accounting consequences. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)Compliance With Code Section 409A. Awards will be designed and operated in  such  a  manner  that  they  are  either  exempt  from  the  application  of,  or  comply  with,  the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.   The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Code Section 409A.

15.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, or (if different) the Participant’s employer, nor will they interfere in any way with the Participant’s right or the Participant’s employer’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon the earlier of its adoption by the Board or the Company’s stockholders. It will continue in effect for a term of ten (10) years from such effective date, unless terminated earlier under Section 18 of the Plan.

18.Amendment and Termination of the Plan.

(a)Amendment and Termination. The Committee may at any time amend, alter, suspend or terminate the Plan.

(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.Conditions Upon Issuance of Shares.

(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.   Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22.Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.